Exhibit 99.1

Investors:

Lisa Ciota: 630-824-1907

Media:

Steve Carlson: 630-824-1783

SUNCOKE ENERGY, INC. DOMESTIC COKE PRODUCTION ESTIMATED TO BE

998 THOUSAND TONS IN FIRST QUARTER 2015

•	Estimated first quarter 2015 domestic coke production increased 54 thousand tons versus same prior year period

•	Reaffirm full year 2015 Consolidated Adjusted EBITDA guidance

Lisle, Ill. (April 6, 2015) – SunCoke Energy, Inc. (NYSE: SXC) today reported preliminary first quarter 2015 domestic coke production of 998 thousand tons. This is up an estimated 54 thousand tons and reflects favorable production and better coal-to-coke yields this winter as compared to the same prior year period. Domestic capacity utilization for first quarter 2015 is estimated to be 95 percent, as compared to 90 percent for the same prior year period.

Production at our Indiana Harbor cokemaking facility improved year-over-year, but was below our first quarter 2015 targeted range. We now estimate full year 2015 coke production at Indiana Harbor will be approximately 1.1 million tons. Despite the quarter’s operating challenges at this facility, our remaining domestic coke fleet continues to deliver solid operating performance and we expect to achieve our full year 2015 Consolidated Adjusted EBITDA guidance of $190 million to $210 million.

Preliminary Domestic Coke Production and Capacity Utilization
	For quarter ended March 31,
(Coke production in thousands of tons)	2015(1)	2014
Domestic Coke Production	998	944
Capacity Utilization (percent)	95	90

(1)	Estimated

See exhibit at end of release for domestic coke production schedule for the last four quarters.

UPCOMING EVENTS

SunCoke Energy, Inc. tentatively plans to issue first quarter 2015 earnings before market opens and host an investor conference call at 11:30 a.m. Eastern Time (10:30 a.m. Central Time) on Thursday, April 23, 2015. This conference call will be webcast live and archived for replay in the Investor Relations section of www.suncoke.com. Investors may participate in this call by dialing 1-800-446-2782 in the U.S. or 1-847-413-3235 if outside the U.S., confirmation code 39310605.

ABOUT SUNCOKE ENERGY, INC.

SunCoke Energy, Inc. (NYSE: SXC) supplies high-quality coke to the integrated steel industry under long-term take-or-pay coke contracts that pass through commodity and certain operating costs to customers. We utilize an innovative heat-recovery cokemaking technology that captures excess heat

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for steam or electrical power generation. Our cokemaking facilities are located in Illinois, Indiana, Ohio, Virginia, Brazil and India. We are the sponsor of SunCoke Energy Partners, L.P. (NYSE: SXCP), a publicly traded master limited partnership, holding a 2 percent general partner interest, 56 percent limited partnership interest and all of the incentive distribution rights. In addition, we own approximately 110 million tons of proven and probable coal reserves in Virginia and West Virginia. To learn more about SunCoke Energy, Inc., visit our website at www.suncoke.com.

DEFINITIONS

Adjusted EBITDA represents earnings before interest, taxes, depreciation and amortization (“EBITDA”) adjusted for asset and goodwill impairment and sales discounts. EBITDA reflects sales discounts included as a reduction in sales and other operating revenue. The sales discounts represent the sharing with customers of a portion of nonconventional fuel tax credits, which reduce our income tax expense. These credits expired in 2012. However, we believe our Adjusted EBITDA would be inappropriately penalized if these discounts were treated as a reduction of EBITDA since they represent sharing of a tax benefit that is not included in EBITDA. Accordingly, in computing Adjusted EBITDA, we have added back these sales discounts. EBITDA and Adjusted EBITDA do not represent and should not be considered alternatives to net income or operating income under GAAP and may not be comparable to other similarly titled measures in other businesses. Management believes Adjusted EBITDA is an important measure of the operating performance of SXC’s net assets and provides useful information to investors because it highlights trends in our business that may not otherwise be apparent when relying solely on GAAP measures and because it eliminates items that have less bearing on our operating performance. Adjusted EBITDA is a measure of operating performance that is not defined by GAAP, does not represent and should not be considered a substitute for net income as determined in accordance with GAAP. Calculations of Adjusted EBITDA may not be comparable to those reported by other companies.

FORWARD-LOOKING STATEMENTS

Some of the statements included in this press release constitute “forward-looking statements” (as defined in Section 27A of the Securities Act of 1933, as amended and Section 21E of the Securities Exchange Act of 1934, as amended). Forward-looking statements include all statements that are not historical facts and may be identified by the use of such words as “believe,” “expect,” “plan,” “project,” “intend,” “anticipate,” “estimate,” “predict,” “potential,” “continue,” “may,” “will,” “should” or the negative of these terms or similar expressions. Forward-looking statements are inherently uncertain and involve significant known and unknown risks and uncertainties (many of which are beyond the control of SXC) that could cause actual results to differ materially.

Such risks and uncertainties include, but are not limited to domestic and international economic, political, business, operational, competitive, regulatory and/or market factors affecting SXC, as well as uncertainties related to: pending or future litigation, legislation or regulatory actions; liability for remedial actions or assessments under existing or future environmental regulations; gains and losses related to acquisition, disposition or impairment of assets; recapitalizations; access to, and costs of, capital; the effects of changes in accounting rules applicable to SXC; and changes in tax, environmental and other laws and regulations applicable to SXC’s businesses.

Forward-looking statements are not guarantees of future performance, but are based upon the current knowledge, beliefs and expectations of SXC management, and upon assumptions by SXC concerning future conditions, any or all of which ultimately may prove to be inaccurate. The reader should not

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place undue reliance on these forward-looking statements, which speak only as of the date of this press release. SXC does not intend, and expressly disclaims any obligation, to update or alter its forward-looking statements (or associated cautionary language), whether as a result of new information, future events or otherwise after the date of this press release except as required by applicable law.

In accordance with the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, SXC has included in its filings with the Securities and Exchange Commission cautionary language identifying important factors (but not necessarily all the important factors) that could cause actual results to differ materially from those expressed in any forward-looking statement made by SXC. For information concerning these factors, see SXC’s Securities and Exchange Commission filings such as its annual and quarterly reports and current reports on Form 8-K, copies of which are available free of charge on SXC’s website at www.suncoke.com. All forward-looking statements included in this press release are expressly qualified in their entirety by such cautionary statements. Unpredictable or unknown factors not discussed in this release also could have material adverse effects on forward-looking statements.

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SunCoke Energy, Inc.

Domestic Coke Production and Capacity Utilization
	For quarter ended March 31,		For quarter ended December 31,		For quarter ended September 30,		For quarter ended June 30,
(Coke production in thousands of tons)	2015(1)	2014	2014	2013	2014	2013	2014	2013
Domestic Coke Production	998	944	1,083	1,056	1,090	1,081	1,059	1,081
Capacity Utilization (percent)(2)	95	90	101	99	102	101	100	102

(1)	Estimated
(2)	Excluding Indiana Harbor cokemaking facility, capacity utilization for the periods ended March 31, 2015 and March 31, 2014 was 104 percent and 100 percent, respectively